Exhibit 23.1

Consent of Sutton Robinson Freeman & Co., P.C.

We hereby consent to the incorporation by reference in the Form S-3 Registration Statement (Registration No. ___-__________), of Aduddell Industries, Inc. of our report dated February 24, 2006, relating to the consolidated financial statements of Aduddell Industries, Inc., for the years ended December 31, 2005, 2004 and 2003, which appears in the Form 10-K/A filed on August 2, 2006. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/	Sutton Robinson Freeman & Co., P.C.

September 7, 2006